Exhibit 99.1

Global Crossing Airlines Announces Annual Meeting Results

MIAMI, FLORIDA, December 12, 2025 – Global Crossing Airlines Group, Inc. (Cboe CA: JET, Cboe CA: JET.B, OTCQB: JETMF) (the “Company” or “GlobalX”) announces that the Company’s stockholders (i) elected six directors to the board of directors, (ii) reapproved the Company’s Incentive Stock Option Plan, (iii) reapproved the Company’s Restricted Share Unit Plan, (iv) reapproved the Company’s Performance Share Unit Plan and (v) ratified the appointment of Rosenberg Rich Baker Berman P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Stockholders at the Annual Meeting voted in favor of the six director nominees, detailed results of such vote are set out below:

Director	Votes For	% Votes For	Votes Withheld	% Votes Withheld	Broker Non-Votes
Andrew Axelrod	17,600,169	95.86%	759,496	4.14%	13,142,203
Alan Bird	17,389,072	94.71%	970,593	5.29%	13,142,203
T. Allan McArtor	17,374,319	94.63%	985,346	5.37%	13,142,203
Chris Jamroz	17,335,136	94.42%	1,024,529	5.58%	13,142,203
Deborah Robinson	17,381,104	94.67%	978,561	5.33%	13,142,203
Cordia Harrington	17,335,007	94.41%	1,024,658	5.58%	13,142,203

Stockholders at the Annual Meeting voted in favor of the reapproval of the Company’s Incentive Stock Option Plan, detailed results of such vote are set out below:

Votes For	% Votes For	Votes Against/Abstained	% Votes Against/Abstained	Broker Non-Votes
17,323,591	94.36%	1,036,074	5.64%	13,142,203

Stockholders at the Annual Meeting voted in favor of the reapproval of the Company’s Restricted Share Unit Plan, detailed results of such vote are set out below:

Votes For	% Votes For	Votes Against/Abstained	% Votes Against/Abstained	Broker Non-Votes
17,143,412	93.38%	1,216,253	6.62%	13,142,203

Stockholders at the Annual Meeting voted in favor of the reapproval of the Company’s Performance Share Unit Plan, detailed results of such vote are set out below:

Votes For	% Votes For	Votes Against/Abstained	% Votes Against/Abstained	Broker Non-Votes
17,331,695	94.40%	1,027,970	5.60%	13,142,203

Stockholders at the Annual Meeting voted in favor of appointing Rosenberg Rich Baker Berman P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, detailed results of such vote are set out below:

Votes For	% Votes For	Votes Against/Abstained	% Votes Against/Abstained
30,907,808	98.11%	594,060	1.89%

About Global Crossing Airlines

GlobalX is a US 121 domestic flag and supplemental airline flying the Airbus A320 family of aircraft. The Company’s services include domestic and international ACMI and charter flights for passengers and cargo throughout the US, Caribbean, Europe, and Latin America. GlobalX is IOSA certified by IATA and holds TCOs for Europe, the UK, and Australia.

For more information, please contact:

Company Contact

Ryan Goepel, President & CFO

Tel: (720) 330-2829

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Email: JET@elevate-ir.com